Chewy Announces Fiscal Fourth Quarter and Full Year 2020 Financial Results

DANIA BEACH, Fla., March 30, 2021 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted online destination for pet parents and partners everywhere, has released its financial results for the fiscal fourth quarter and full year 2020 ended January 31, 2021, and posted a letter to its shareholders on its investor relations website at https://investor.chewy.com.

Fiscal Q4 2020 Highlights:

•Net sales of $2.04 billion grew 51 percent year over year
•Gross margin of 27.1 percent expanded 300 basis points year over year
•Net income of $21.0 million, including share-based compensation expense of $24.0 million
•Net margin of 1.0 percent improved 550 basis points year over year
•Adjusted EBITDA(1) of $60.8 million, an increase of $66.6 million year over year
•Adjusted EBITDA margin(1) of 3.0 percent improved 340 basis points year over year

Fiscal 2020 Highlights:

•Net sales of $7.15 billion grew 47 percent year over year
•Gross margin of 25.5 percent expanded 190 basis points year over year
•Net loss of $92.5 million, including share-based compensation expense of $129.2 million
•Net margin of (1.3) percent improved 390 basis points year over year
•Adjusted EBITDA(1) of $85.2 million, an increase of $166.2 million year over year
•Adjusted EBITDA margin(1) of 1.2 percent improved 290 basis points year over year

“2020 was an incredibly challenging and unpredictable year for all of us. During this time, Chewy performed exceptionally well and made significant strategic and operational progress. Specifically, we grew net sales by 47 percent year over year, increased our customer base by 43 percent year over year, delivered our first full year of positive adjusted EBITDA, and generated the company’s first quarter of positive net income in the fourth quarter of 2020,” said Sumit Singh, Chief Executive Officer of Chewy. “Years of preparation and focus have positioned us as the Internet’s preeminent neighborhood pet store and a leading pure-play e-commerce company in the pet space. We look forward to a future marked by ongoing innovation and to winning customers’ hearts and minds as we grow to become the most trusted and convenient online destination for pet parents (and partners) everywhere.”

Management will host a conference call and webcast to discuss Chewy’s financial results today at 5:00 pm ET.

Chewy Fiscal Fourth Quarter and Full Year 2020 Financial Results Conference Call
When: Tuesday, March 30, 2021
Time: 5:00 pm ET
Conference ID: 10152349
Live Call: 1-866-270-1533 (US/Canada Toll-Free) or 1-412-317-0797 (International)
Replay: 1-877-344-7529 (US Toll-Free), 855-669-9658 (Canada Toll-Free), or 1-412-317-0088 (International)
(The replay will be available approximately two hours after the completion of the live call until 11:59 pm ET on April 6, 2021)
Webcast: https://investor.chewy.com

(1)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient online destination for pet parents (and partners) everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch. We continually develop innovative ways for our customers to engage with us, and partner with approximately 2,500 of the best and most trusted brands in the pet industry, to bring a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to: successfully manage the risks relating to the spread of COVID-19, including any adverse impacts on our supply chain, workforce, facilities, customer services and operations; sustain our recent growth rates and manage our growth effectively; acquire new customers in a cost-effective manner and increase our net sales per active customer; accurately predict economic conditions, particularly the impact on economic conditions of the spread of COVID-19, and their impact on consumer spending patterns, particularly in the pet products market, and accurately forecast net sales and appropriately plan our expenses in the future; introduce new products or offerings and improve existing products; successfully compete in the pet products and services retail industry, especially in the e-commerce sector; source additional, or strengthen our existing relationships with, suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such entities; optimize, operate and manage the expansion of the capacity of our fulfillment centers, including risks from the spread of COVID-19 relating to our plans to expand capacity and develop new facilities; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; successfully manufacture and sell our own proprietary brand products; maintain consumer confidence in the safety and quality of our vendor-supplied and proprietary brand food products and hardgood products; comply with existing or future laws and regulations in a cost-efficient manner; attract, develop, motivate and retain well-qualified employees; and adequately protect our intellectual property rights and successfully defend ourselves against any intellectual property infringement claims or other allegations that we may be subject to.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this communication primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; management fee expense; transaction related costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

We have included adjusted EBITDA in this earnings release because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction related costs (e.g. IPO costs) and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income (loss), net margin, and our other GAAP results.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA for each of the periods indicated.

($ in thousands, except percentages)	13 Weeks Ended		52 weeks ended
Reconciliation of Net Loss to Adjusted EBITDA	January 31, 2021	February 2, 2020	January 31, 2021	February 2, 2020
Net income (loss)	$21,048	$(60,940)	$(92,486)	$(252,370)
Add (deduct):
Depreciation and amortization	11,066	7,929	35,664	30,645
Share-based compensation expense and related taxes	23,980	45,876	129,208	136,237
Interest expense (income), net	553	343	2,022	(356)
Management fee expense(1)	325	325	1,300	1,300
Transaction related costs	2,369	—	2,369	1,396
Other	1,413	619	7,080	2,123
Adjusted EBITDA	$60,754	$(5,848)	$85,157	$(81,025)
Net sales	$2,043,012	$1,354,525	$7,146,264	$4,846,743
Net Margin	1.0%	(4.5)%	(1.3)%	(5.2)%
Adjusted EBITDA margin	3.0%	(0.4)%	1.2%	(1.7)%
(1) Management fee expense allocated to us by PetSmart, Inc. for organizational oversight and certain limited corporate functions provided by its sponsors. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our condensed consolidated financial statements.

We define net margin as net income (loss) divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Investor Contact:
Robert A. LaFleur
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com